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                                                                 EXHIBIT g(5)(b)

                                 AMENDMENT NO. 1

                             SUBCUSTODIAN AGREEMENT
                                      WITH
                               TEXAS COMMERCE BANK
                    (NOW KNOWN AS CHASE BANK OF TEXAS, N.A.)


         The Subcustodian Agreement with Texas Commerce Bank (now known as Chase Bank of Texas, N.A.) (the "Agreement"), dated September 9, 1994, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 7 - Communications is hereby deleted in its entirety and replaced with the following:

         Communications. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile or similar electronic transmittal device) and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States postal service, postage prepaid, registered or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that receipt of such facsimile is confirmed telephonically by the addressee) or (d) by overnight delivery service (with receipt of delivery) sent to the address shown below, or to such different address(es) as such party shall designate by written notice to the other parties hereto at least ten days in advance of the date on which such change of address shall be effective. All communications required or permitted to be given under this Agreement shall be addressed as follows:

                  (i) to the Subcustodian:         Chase Bank of Texas, N.A.
                                                   P. O. Box 2558
                                                   Houston, Texas 77252-8391
                                                   Attn: Kathy Wallace

                  (ii) to the Custodian:           State Street Bank and Trust
                                                   1776 Heritage Drive
                                                   North Quincy, MA 02171
                                                   Attn: Judith Charny

                  (iii) to the Transfer Agent:     A I M Fund Services, Inc.
                                                   11 Greenway Plaza
                                                   Suite 100
                                                   Houston, Texas 77046
                                                   Attn: Robert Frazer

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2)       Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

         AIM Advisor Funds, Inc.
         AIM Equity Funds, Inc.
         AIM Funds Group
         AIM International Funds, Inc.
         AIM Investment Securities Funds
         AIM Special Opportunities Funds
         AIM Tax-Exempt Funds, Inc.

3) Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the following:

         Authorized Officers
         -------------------
         Jack Caldwell              President
         Mary A. Corcoran           Senior Vice President
         Sidney M. Dilgren          Senior Vice President
         Tony D. Green              Senior Vice President
         Lois S. Murphy             Senior Vice President
         Linda L. Wariner           Senior Vice President
         Ira P. Cohen               Vice President
         Mary E. Gentempo           Vice President
         Kim T. McAuliffe           Vice President
         Robert A. Frazer           Assistant Vice President


         Authorized Representatives
         --------------------------
         Sherri Arbour
         Debi Folse
         Robert Thompson



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         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: 10-2-98
       -------

                                       CHASE BANK OF TEXAS, N.A.
                                       (as Subcustodian)

                                       By: /s/ KATHY WALLACE
                                          --------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       STATE STREET BANK AND TRUST COMPANY
                                       (as Custodian)

                                       By: /s/ ILLEGIBLE
                                          --------------------------------------
                                       Title: Executive Vice President
                                             -----------------------------------


                                       A I M FUND SERVICES, INC.
                                       (as Transfer Agent)

                                       By: /s/ JOHN CALDWELL
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------


                                       EACH OF THE FUNDS LISTED ON
                                       AMENDED SCHEDULE A HERETO

                                       By: /s/ ROBERT H. GRAHAM
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------